UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________________________________

SCHEDULE 14A
__________________________________________

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No. )

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Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

HIGH ROLLER TECHNOLOGIES, INC.
(Name of Registrant as Specified in its Charter)

__________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

400 South 4th Street, Suite 500-#390
Las Vegas, Nevada 89101

October 3, 2025

DEAR STOCKHOLDER:

It is my pleasure to invite you to attend the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of High Roller Technologies, Inc. (the “Company,” “we,” “our” or “us”). The Annual Meeting will be held in a virtual meeting format on November 17, 2025, at 12:00 p.m., Eastern time. You may attend, vote and submit questions during the Annual Meeting via the Internet at https://meeting.vstocktransfer.com/HIGHROLLERNOV25. We have designed the format of the Annual Meeting to ensure that you are afforded the same rights and opportunities to participate as you would at an in-person meeting, using online tools to ensure your access and participation. At the Annual Meeting you will be asked to consider and vote on the following proposals:

1.      To elect six (6) directors, the names of whom are set forth in the accompanying Proxy Statement, each to serve until our 2026 annual meeting of stockholders and until their respective successors are duly elected and qualified;

2.      To approve an amendment to the High Roller Technologies, Inc. 2024 Equity Incentive Plan to increase the number of shares of common stock available for issuance thereunder from 1.7 million to 4.2 million;

3.      To vote upon the ratification of the appointment of WithumSmith+Brown, PC as our independent registered public accounting firm for the fiscal year ending December 31, 2025; and

4.      To transact such other business as may properly come before the Annual Meeting, including any motion to adjourn to a later date to permit further solicitation of proxies, if necessary, or before any adjournment thereof.

The enclosed Notice of Annual Meeting of Stockholders and Proxy Statement describes the proposals to be considered and voted upon at the Annual Meeting. Our board of directors has fixed the close of business on September 18, 2025 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting.

I look forward to your engagement with the Annual Meeting.

Sincerely,

/s/ Seth Young

Seth Young

Chief Executive Officer

NOTICE OF ANNUAL MEETING OF HIGH ROLLER TECHNOLOGIES, INC. STOCKHOLDERS

TO THE STOCKHOLDERS OF HIGH ROLLER TECHNOLOGIES, INC.:

The 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of HIGH ROLLER TECHNOLOGIES, INC. (the “Company,” “we,” “our” or “us”) will be held in a virtual meeting format on November 17, 2025, at 12:00 p.m., Eastern time. You may attend, vote and submit questions during the Annual Meeting via the Internet at https://meeting.vstocktransfer.com/HIGHROLLERNOV25. We have designed the format of the Annual Meeting to ensure that you are afforded the same rights and opportunities to participate as you would at an in-person meeting, using online tools to ensure your access and participation.

At the Annual Meeting you will be asked to consider and vote on the following proposals:

1.      To elect six (6) directors, the names of whom are set forth in the accompanying Proxy Statement, each to serve until our 2026 annual meeting of stockholders and until their respective successors are duly elected and qualified;

2.      To approve an amendment to the High Roller Technologies, Inc. 2024 Equity Incentive Plan to increase the number of shares of common stock available for issuance thereunder from 1.7 million to 4.2 million;

3.      To vote upon the ratification of the appointment of WithumSmith+Brown, PC as our independent registered public accounting firm for the fiscal year ending December 31, 2025; and

4.      To transact such other business as may properly come before the Annual Meeting, including any motion to adjourn to a later date to permit further solicitation of proxies, if necessary, or before any adjournment thereof.

You are cordially invited to attend the virtual Annual Meeting. Only stockholders of record at the close of business on September 18, 2025 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement of the meeting.

The Notice of Internet Availability of Proxy Materials, the attached Proxy Statement and the enclosed proxy materials, as applicable, are first being mailed to our stockholders on or about October 7, 2025.

YOUR VOTE IS IMPORTANT. Whether you expect to attend the virtual Annual Meeting or not, please vote your shares by Internet or by mail pursuant to the instructions included on the proxy card or voting instruction card. If you attend the Annual Meeting, you may vote your shares over the Internet, even though you have previously signed and returned your proxy.

By Order of the Board of Directors:

/s/ Seth Young

Seth Young

Chief Executive Officer

October 3, 2025

Important Notice of Internet Availability of Proxy Materials for the 2025 Annual Meeting of Stockholders to be held on November 17, 2025. The Notice, this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (our “2024 Annual Report”) filed with the Securities and Exchange Commission (“SEC”) on March 21, 2025 are available through the Internet at https://ts.vstocktransfer.com/irhlogin/I-HIGHROLLERTECHNOLOGIES. Under SEC rules, we are providing a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) to notify you of the availability of our proxy materials on the Internet. The Notice of Internet Availability instructs you on how to access and review this Proxy Statement and our 2024 Annual Report. The Notice of Internet Availability also instructs you on how you may authorize a proxy to vote your shares over the Internet and provides instructions on how you can request a paper copy of these documents if you desire, and how you can enroll in e-delivery. If you received your annual meeting materials via email, the email contains voting instructions and links to this Proxy Statement and our 2024 Annual Report on the Internet.

High Roller Technologies, Inc.
___________________________________

Proxy Statement
___________________________________

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HIGH ROLLER TECHNOLOGIES, INC.

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
To Be Held at 12:00 p.m., Eastern time, on November 17, 2025

This Proxy Statement and the enclosed form of proxy are furnished in connection with the solicitation of proxies by our board of directors for use at our 2025 Annual Meeting of Stockholders, and any postponements, adjournments or continuations thereof (the “Annual Meeting”). The Annual Meeting will be held on November 17, 2025, at 12:00 p.m., Eastern time, in a virtual meeting format. References in this Proxy Statement to “we,” “us,” “our” or “the Company” refer to High Roller Technologies, Inc.

Our board of directors is sending a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) relating to the Annual Meeting to the Company’s stockholders beginning on or about October 7, 2025. The Notice of Internet Availability instructs you on how to access and review this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 filed with the Securities and Exchange Commission (the “SEC”) on March 21, 2025 (our “Annual Report”). The information included in this Proxy Statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of our named executive officers and our directors, and certain other required information.

Important Notice of Internet Availability of Proxy Materials for the 2025 Annual Meeting of Stockholders to be held on November 17, 2025

The Notice of Internet Availability, this Proxy Statement and our Annual Report are available through the Internet at https://ts.vstocktransfer.com/irhlogin/I-HIGHROLLERTECHNOLOGIES. Under SEC rules, we are providing the Notice of Internet Availability to notify you of the availability of our proxy materials on the Internet.

THE INFORMATION PROVIDED IN THE “QUESTION AND ANSWER” FORMAT
BELOW IS FOR YOUR CONVENIENCE ONLY AND IS MERELY A SUMMARY OF
THE INFORMATION CONTAINED IN THIS PROXY STATEMENT. YOU SHOULD
READ THIS ENTIRE PROXY STATEMENT CAREFULLY.

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Questions and Answers About the Annual Meeting

What items will be voted on at the Annual Meeting?

Stockholders will vote on the following items at the Annual Meeting:

1.      To elect six (6) directors, the names of whom are set forth in the accompanying Proxy Statement, each to serve until our 2026 annual meeting of stockholders and until their respective successors are duly elected and qualified (the “Election of Directors Proposal”);

2.      To approve an amendment to the High Roller Technologies, Inc. 2024 Incentive Compensation Plan to increase the number of shares of common stock available for issuance thereunder from 1.7 million to 4.2 million (the “Plan Amendment Proposal”);

3.      To vote upon the ratification of the appointment of WithumSmith+Brown, PC as our independent registered public accounting firm for the fiscal year ending December 31, 2025 (the “Auditor Ratification Proposal” and, collectively with the Election of Directors Proposal, and the Plan Amendment Proposal, the “Proposals”); and

4.      To transact such other business as may properly come before the Annual Meeting, including any motion to adjourn to a later date to permit further solicitation of proxies, if necessary, or before any adjournment thereof.

When and where is the Annual Meeting?

The Annual Meeting will be held on November 17, 2025 at 12:00 p.m., Eastern time, in a virtual meeting format accessible at https://meeting.vstocktransfer.com/HIGHROLLERNOV25.

We have decided to hold our Annual Meeting in a virtual meeting format only. We believe that hosting a virtual meeting will facilitate stockholder attendance and participation by enabling stockholders to participate from any location around the world, improve our ability to communicate more effectively with our stockholders, provide for cost savings to us and our stockholders, and reduce the environmental impact of our Annual Meeting. We have designed the virtual meeting to provide substantially the same opportunities to participate as you would have at an in-person meeting. We are providing opportunities to submit questions prior to the meeting to enable us to address appropriate questions at the Annual Meeting.

How many shares must be present or represented to conduct business at the Annual Meeting?

A quorum is necessary to hold a valid meeting of stockholders. In accordance with our bylaws, the presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the voting power of the issued and outstanding shares of our common stock entitled to vote, shall constitute a quorum for the transaction of business at the Annual Meeting. Virtual attendance at the Annual Meeting constitutes presence in person for purposes of quorum at the meeting. Abstentions and broker “non-votes” (as hereinafter defined) are counted as present and entitled to vote for purposes of determining whether a quorum is present. A broker “non-vote” on a matter occurs when a broker, bank or your representative may not vote on a particular matter because it does not have discretionary voting authority and has not received instructions from the beneficial owner.

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Who may vote at the Annual Meeting?

Stockholders of record as of the close of business on September 18, 2025 (the “Record Date”) are entitled to receive notice of, to attend, and to vote at the Annual Meeting. As of the Record Date, there were 8,350,882 shares of our common stock issued and outstanding, held by 32 holders of record.

The shares to be voted include shares of our common stock that are (i) held of record directly in a stockholder’s name and (ii) held for stockholders in “street name” through a broker, bank or other nominee. If your shares are registered directly in your name with our stock transfer agent, VStock Transfer, LLC (“VStock”), you are considered the “stockholder of record” with respect to those shares. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of those shares.

If you hold your shares of our common stock through a broker, bank or other representative, generally the broker, bank or representative may only vote the common stock that it holds for you in accordance with your instructions. However, under the rules that govern brokers who have record ownership of shares that are held in street name for their clients who are the beneficial owners of the shares, brokers have the discretion to vote such shares on routine matters. Therefore, if the broker, bank or representative has not timely received your instructions, it may vote on certain matters for which it has discretionary voting authority. The Auditor Ratification Proposal is considered a routine matter. Thus, if you do not otherwise instruct your broker, the broker may turn in a proxy card voting your shares “FOR” the Auditor Ratification Proposal. We believe that all of the other Proposals to be voted upon at the meeting will be considered “non-routine.” Thus, a broker or other nominee cannot vote without instructions on these non-routine matters, and consequently, if your shares are held in street name, you must provide your broker or nominee with instructions on how to vote your shares in order for your shares to be voted on those proposals.

What vote is required to approve the Proposals?

Approval of each of the Election of Directors Proposal, the Plan Amendment Proposal, and the Auditor Ratification Proposal requires the affirmative vote of the majority of shares of stock present, in person or by proxy, and entitled to vote. For the Election of Directors and the Plan Amendment Proposal, abstentions and broker non-votes, if any, will have the same effect as a vote “AGAINST” such proposals. For the Auditor Ratification Proposal, abstentions, if any, will have the same effect as a vote “AGAINST” the Auditor Ratification Proposal. We do not expect any broker non-votes on the Auditor Ratification Proposal because such proposal is considered a routine matter.

For the Election of Directors Proposal, if no voting direction is indicated on a proxy card that is signed and returned, the shares will be considered votes “FOR” the election of all director nominees set forth in this Proxy Statement. In accordance with Delaware law, stockholders entitled to vote for the Election of Directors Proposal may withhold authority to vote for all nominees for directors or may withhold authority to vote for certain nominees for directors.

Your vote will not be disclosed either within the Company or to third parties, except: (i) as may be necessary to meet applicable legal requirements or to assert or defend claims for or against the Company; (ii) to allow for the tabulation of votes and certification of the vote; and (iii) to facilitate a successful proxy solicitation.

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How does the Company’s Board of Directors recommend that I vote?

Our board of directors recommends a vote (1) “FOR” all nominees listed in the Election of Directors Proposal, (2) “FOR” the Plan Amendment Proposal, (3) “FOR” the Auditor Ratification Proposal and (4) with respect to any other matters that may properly come before the Annual Meeting, at the discretion of the proxy holders. We do not presently anticipate that any other business will be presented for action at the Annual Meeting.

How do I vote?

If you are a stockholder of record, you will receive the Notice of Internet Availability by mail to notify you of the availability of these proxy materials on the Internet. As the stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the meeting.

If you are a beneficial owner of shares, you have the right to direct your broker, bank or nominee as to how to vote your shares. Please refer to the voting instruction card provided by your broker, bank or nominee. You are also invited to attend the Annual Meeting. However, because a beneficial owner is not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from the broker, bank or nominee that holds your shares, giving you the right to vote the shares at the meeting. Once you have received a legal proxy from your broker, bank or nominee, it should be emailed to adam.felman@highroller.com and should be labeled “Legal Proxy” in the subject line. Please include proof from your broker, bank or other nominee of your legal proxy (e.g., a forwarded email from your broker, bank or other nominee with your legal proxy attached, or an image of your legal proxy attached to your email). Requests for registration must be received by VStock no later than 5:00 p.m., Eastern Time, on November 12, 2025.

Whether you hold shares directly as the stockholder of record or through a broker, bank or other nominee as the beneficial owner, you may direct how your shares are voted without attending the Annual Meeting. There are two ways to vote by proxy without attending the meeting:

•      By Internet - Stockholders of record may submit proxies over the Internet by following the instructions on the proxy card or voting instruction card.

•      By Mail - Stockholders of record may submit proxies by completing, signing and dating their proxy card or voting instruction card and mailing it in the accompanying pre-addressed envelope.

Can I change my vote after I have mailed my proxy card?

Yes. Whether you attend the Annual Meeting or not, any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. If you are a stockholder of record, your proxy may be revoked in writing to the Company’s Corporate Secretary, at or before the taking of the vote at the Annual Meeting. A written notice of revocation or a duly executed proxy, in either case later dated than the prior proxy relating to the same shares, will be treated as the final vote.

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Holders of record may also revoke their proxies by attending the Annual Meeting and voting in person, although attendance at the Annual Meeting will not itself revoke a proxy. Any written notice of revocation or subsequent proxy should be sent so as to be delivered to the Corporate Secretary, High Roller Technologies, Inc., 400 South 4th Street, Suite 500-#390, Las Vegas, Nevada 89101. Any written notice of revocation must be received at such address by 11:59 p.m., Eastern time, on November 16, 2025.

If you hold your shares in “street name” through a broker, dealer, commercial bank, trust company, or other nominee, you should follow the instructions of such broker or other nominee regarding revocation of proxies.

How are proxies solicited for the Annual Meeting?

Our board of directors is soliciting proxies for use at the Annual Meeting. All expenses associated with this solicitation will be borne by us. We may, on request, reimburse brokers or other nominees for reasonable expenses that they incur in sending our proxy materials to you if a broker, bank, or other nominee holds shares of our common stock on your behalf. In addition, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Our directors and employees will not be paid any additional compensation for soliciting proxies.

Where can I find the results of the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K filed with the SEC within four business days following the Annual Meeting. If final voting results are not available to us within four business days following the Annual Meeting, we will file a Current Report on Form 8-K to publish preliminary results and will file an additional Current Report on Form 8-K to publish the final voting results within four business days of such final voting results being made available to us.

Am I entitled to any dissenters’ rights or appraisal rights with respect to the Proposals?

No. Our stockholders are not entitled to dissenters’ rights or appraisal rights under the General Corporation Law of the State of Delaware (the “DGCL”) for the matters being submitted to stockholders at the Annual Meeting, and we will not independently provide stockholders with any such right.

Who can help answer my other questions?

If you have more questions about the Proposals or voting, you should contact the Corporate Secretary, High Roller Technologies, Inc., 400 South 4th Street, Suite 500-#390, Las Vegas, Nevada 89101.

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Proposal No. 1: The Election of Directors Proposal

Our board of directors has nominated Michael Cribari, Brandon Eachus, Daniel Bradtke, Jonas Martensson, Kristen Britt and David Weild IV for election as directors of the Company. If elected to our board of directors, each nominee will hold office until our Annual Meeting of Stockholders to be held in 2026 and until his or her respective successor has been duly elected and qualified, or until his or her earlier death, resignation or removal. Each nominee is presently a director of the Company.

Each of Messrs. Cribari, Eachus, Bradtke, Martensson, and Weild and Ms. Britt has consented to being named as a nominee and, if elected, to serve as a director. Our Nominating and Governance Committee and our board of directors believe that each of these nominees possesses the attributes we seek in directors generally, as well as the individual experiences, qualifications and skills included in their individual biographies below.

If any nominee is unable to serve, which our board of directors has no reason to expect, the persons named in the proxy intend to vote for the balance of those nominees named above and, if they deem it advisable, for a substitute nominee.

Nominees for Election

The following table identifies our director nominees and sets forth their ages as of September 30, 2025. Additional biographical description of the nominee, including length of service, is set forth in the text below the table. The description includes primary individual experience, qualifications and skills of our nominee that led to the conclusion that such nominee should serve as a member of our board of directors at this time.

Name of Director Nominee	Age	Position

Michael Cribari	40	Chairman of the Board of Directors
Brandon Eachus	39	Director
Daniel Bradtke	43	Director
Jonas Martensson (1)	48	Director
Kristen Britt (2)	42	Director
David Weild IV (3)	68	Director

(1) Chair of the nominating and governance committee

(2) Chair of the compensation committee

(3) Chair of the audit committee

Directors

Michael Cribari is a Director and co-founder of the Company. In connection with Mr. Clemes joining the Company, effective January 1, 2024, Mr. Cribari resigned as Chief Executive Officer. He has for more than 16 years focused his attention on investing in a wide range of European based iGaming businesses. During the last five years he has been a director of Spike Up Media, a leading global iGaming affiliate and has also been Chairman of its parent, Ellmount Interactive AB, a Swedish iGaming technology company. We believe that Mr. Cribari’s experience and knowledge gained as an investor in a wide range of European iGaming businesses and his leadership in co-founding our company make him well qualified to be our Chairman of the Board.

Brandon Eachus is a Director and co-founder of the Company. He previously served as president of the Company. Since 2015 he has been a director of Spike Up Media, a leading iGaming affiliate worldwide. Prior to that for more than 17 years Mr. Eachus had co-founded and operated four internet-based businesses where he served in senior management roles. Since 2014 he has been an active shareholder in Ellmount Interactive AB, a Swedish iGaming company, with responsibilities for corporate communications, marketing, finance. Mr. Eachus attended business school at California State University Fresno and since 2019 has served on the board for the Ronald McDonald House charities. We believe that Mr. Eachus’s experience in senior management roles at internet-based businesses, his knowledge of internet lead generation, and his leadership in co-founding our company make him well qualified to be a member of our board of directors.

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Kristen Britt has served as one of our directors since May 2022. She has since 2022 been Vice President of People and Culture at Aristocrat Technologies, Inc. and was Vice President of Human Resources at Hard Rock Digital from July 2021 to November 2021. She has been employed at Churchill Downs Incorporated and related or affiliated companies in various management positions since 2005, most recently as Vice President of Human Resources from 2018 to 2021 and Senior Director of Human Resources from 2016 to 2018. She received her MBA from Indiana University and a Bachelor of Science - Business Management from Western Kentucky University. We believe that Ms. Britt’s extensive experience in senior human resources management roles in the gaming industry and managing direct employees make her a valuable member of our board of directors.

Daniel Bradtke has been one of our directors since April 2023 and since 2020 has been a co-founder and officer of Happy Hour Entertainment Holdings Ltd., a seed fund and early-stage accelerator for iGaming. We believe that Mr. Bradtke’s extensive experience in senior management roles at iGaming companies, his broad knowledge of all aspects of iCasino operations, marketing, finance and industry trends, make him well qualified to be a member of our board of directors.

Jonas Martensson has been one of our directors since June 2023. Mr. Martensson has substantial board level experience in a number of important verticals for XLMedia in addition to both corporate and capital markets exposure across the Nordics. He is currently CEO of Mojang AB, a Swedish video game developer and publisher acquired by Microsoft in 2014. Mojang is best known for creating the popular independent game, Minecraft and continues to update and support the game across multiple platforms. Previously, Mr. Martensson founded betting operator Mobilbet.com, which was sold in 2016. Prior to this, Mr. Martensson held senior roles at Betsson, latterly in Betsson Technologies AB, as Head of Mobile responsible for strategy and execution of all mobile activities across the 28 group brands. We believe that Mr. Martensson’s extensive experience as an entrepreneur and in senior management roles at gaming companies, his broad knowledge of all aspects of mobile, betting and other iGaming operations, marketing, finance and industry trends, make him well qualified to be a member of our board of directors.

David Weild IV served as an adviser to the Company from September 2022 to October 2024 and as one of our independent directors following the completion of our initial public offering in October 2024. He is the founder, chairman and chief executive officer of Weild & Co., Inc., founded in 2012, and parent company of the investment banking firm Weild Capital, LLC. Prior to Weild & Co., Mr. Weild was vice chairman at Nasdaq, president of PrudentialFinancial.com and head of corporate finance and equity capital markets at Prudential Securities, Inc. Mr. Weild holds an M.B.A. from the Stern School of Business and a B.A. from Wesleyan University. Mr. Weild currently serves on the board of INX, LTD and recently joined the board of the charity Dignity Beyond Borders which creates safe and inclusive global communities for survivors of traumatic loss. Mr. Weild has served as a director of BioSig Technologies, Inc. from May 2015 until February 2024 and previously served on the boards of PAVmed and Scopus BioPharma. From September 2010 to June 2011, Mr. Weild served on the board of Helium.com, until it was acquired by R.R. Donnelly & Sons Co. Since 2003, Mr. Weild was a director and then chairman of the board of the 9-11 charity Tuesday’s Children. He became chairman emeritus in late 2016. Mr. Weild brings extensive financial, economic, stock exchange, capital markets, regulatory, legislative and small company expertise to our Board gained throughout his career on Wall Street. He is a recognized expert in capital markets and has spoken at the White House, Congress, the SEC, the Organization for Economic Co-operation and Development and the G-20 on how market structure can be bettered to improve capital formation and economic growth. He is referred to as the “father” of the Jumpstart Our Business Startups Act (JOBS) based on the role he played in drafting the legislation. The Act served as the foundation for securities crowdfunding, generally solicited private placements, emerging growth company IPOs, Reg. A+ offerings, Testing the Waters, and a host of other improvements to U.S. capital markets that contribute to the growth in ecosystems that spur access to capital and drive innovation. Mr. Weild’s service at Nasdaq, his recognized expertise in capital markets including extensive experience in aiding private and public company financing, his knowledge of corporate governance and service on boards of directors, including service as an audit committee chair for a Nasdaq-listed company, will make him a well-qualified member of our board of directors.

Vote Required and Board of Directors’ Recommendation

To be elected, the directors nominated must receive the affirmative vote of the majority of shares of stock present, in person or by proxy, and entitled to vote on the Election of Directors Proposal. If no voting direction is indicated on a proxy card that is signed and returned, the shares will be considered votes “FOR” the election of all director nominees set forth in this Proxy Statement. In accordance with Delaware law, stockholders entitled to vote for the Election of Directors Proposal may withhold authority to vote for all nominees for directors or may withhold authority to vote for certain nominees for directors. Abstentions and broker non-votes, if any, will have the same effect as a vote “AGAINST” the Election of Directors Proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES LISTED ABOVE.

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Proposal No. 2: The Plan Amendment Proposal

Our board of directors has adopted, and is seeking stockholder approval of, an amendment (the “Plan Amendment”) to the High Roller Technologies, Inc. 2024 Equity Incentive Plan, as amended (the “Plan”), primarily to increase the number of shares of common stock that are available for issuance thereunder by 2,500,000 shares, all of which would be available for issuance as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code, as amended (the “Code”). The Plan was initially adopted by our board of directors and stockholders in connection with our initial public offering and provided for the reservation of 1,700,000 shares of our common stock for issuance thereunder.

As of September 30, 2025, 627,866 shares of common stock remained available for issuance pursuant to future grants or awards under the Plan. Our board of directors believes that an adequate reserve of shares available for issuance under the Plan is necessary to enable us to attract, motivate, retain and reward executives and other employees, officers, directors, consultants and other persons who provide services to us through the use of competitive incentives that are tied to stockholder value. Our board of directors has determined that it is in the best interest of the stockholders to adopt and seek stockholder approval of the Plan Amendment. If stockholders do not approve the Plan Amendment, the Plan will remain in place in accordance with its current terms.

Summary of the Plan

The following is a summary of the material terms of the Plan, as amended by the Plan Amendment. This summary is not complete and is qualified in its entirety by reference to the full text of the Plan. The Plan Amendment, is attached to this Proxy Statement as Annex A.

Purpose. The Plan allows us to provide executives and other employees, officers, directors, consultants and other persons who provide services to us, who are selected to receive awards under the Plan, with the opportunity to acquire an equity interest in our company. Our board of directors believes that equity incentives are a significant factor in attracting, motivating, retaining and rewarding eligible persons whose present and potential contributions are important to our company.

Administration. The Plan is to be administered by our board of directors, or a duly authorized committee of our board of directors, will administer our Plan and is referred to as the “plan administrator” in this proxy statement. Our board of directors may also delegate to one or more of our officers the authority to (i) designate employees (other than officers) to receive specified stock awards and (ii) determine the number of shares subject to such stock awards. Under our Plan, our board of directors have the authority to determine award recipients, grant dates, the numbers and types of stock awards to be granted, the applicable fair market value, and the provisions of each stock award, including the period of exercisability and the vesting schedule applicable to a stock award.

Shares Available for Awards. The total number of shares of common stock that may be subject to the granting of awards under the Plan at any time during the term of the Plan will be equal to 4,200,000 shares.

New Plan Benefits. We cannot currently determine the awards that may be granted under the Plan in the future to the executive officers named in this Proxy Statement, other officers, non-employee directors or other persons. The committee will make such determinations from time to time.

Amendment/Termination of the Plan. Our board of directors has the authority to amend, suspend or terminate our Plan, provided that such action does not materially impair the existing rights of any participant without such participant’s written consent. Certain material amendments also require the approval of our stockholders. No ISOs may be granted after the tenth anniversary of the date our board of directors adopts our Plan. No stock awards may be granted under our Plan while it is suspended or after it is terminated.

Eligible Persons. The persons eligible to receive awards under the Plan are the officers, directors, employees, consultants and other persons who provide services to us. As of the Record Date, approximately 100 individuals would be eligible to participate in the Plan. However, the Company has not at the present time determined who will receive the additional shares that will be authorized for issuance upon the approval of the Plan Amendment to increase the number of shares subject to the Plan or how they will be allocated.

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Types of Awards

The Plan provides for the issuance of stock options, stock appreciation rights, or SARs, restricted stock, deferred stock, dividend equivalents, bonus stock and awards in lieu of cash compensation, other stock-based awards and performance awards. Performance awards may be based on the achievement of specified business or personal criteria or goals, as determined by the committee.

Stock options. ISOs and NSOs are granted under stock option agreements adopted by the plan administrator. The plan administrator determines the exercise price for stock options, within the terms and conditions of the Plan, provided that the exercise price of a stock option generally cannot be less than 100% of the fair market value of our common stock on the date of grant. Options granted under the Plan vest at the rate specified in the stock option agreement as determined by the plan administrator.

The plan administrator will determine the term of stock options granted under the Plan, up to a maximum of 10 years. Unless the terms of an option holder’s stock option agreement, or other written agreement between us and the recipient approved by the plan administrator, provide otherwise, if an option holder’s service relationship with us or any of our affiliates ceases for any reason other than disability, death or cause, the option holder may generally exercise any vested options for a period of three months following the cessation of service. This period may be extended in the event that exercise of the option is prohibited by applicable securities laws. If an option holder’s service relationship with us or any of our affiliates ceases due to death, or an option holder dies within a certain period following cessation of service, the option holder or a beneficiary may generally exercise any vested options for a period of 18 months following the date of death. If an option holder’s service relationship with us or any of our affiliates ceases due to disability, the option holder may generally exercise any vested options for a period of 12 months following the cessation of service. In the event of a termination for cause, options generally terminate upon the termination date. In no event may an option be exercised beyond the expiration of its term.

Acceptable consideration for the purchase of common stock issued upon the exercise of a stock option will be determined by the plan administrator and may include (i) cash, check, bank draft or money order, (ii) a broker-assisted cashless exercise, (iii) the tender of shares of our common stock previously owned by the option holder, (iv) a net exercise of the option if it is an NSO or (v) other legal consideration approved by the plan administrator.

After the termination of service of an employee, director or consultant, he or she may exercise his or her option for the period of time stated in his or her option agreement. Generally, if termination is due to death or disability, the option will remain exercisable for 12 months. In all other cases, the option will generally remain exercisable for thirty days following the termination of service (subject to extension upon approval of the Plan administrator). However, in no event may an option be exercised later than the expiration of its term. Subject to the provisions of our Plan, the plan administrator determines the other terms of options.

Non-transferability of awards. Unless the plan administrator provides otherwise, our Plan generally will not allow for the transfer of awards except by will or the laws of descent and distribution. Subject to approval of the plan administrator or a duly authorized officer, an option may be transferred pursuant to a domestic relations order, official marital settlement agreement or other divorce or separation instrument.

Tax Limitations on ISOs. The aggregate fair market value, determined at the time of grant, of our common stock with respect to ISOs that are exercisable for the first time by an award holder during any calendar year under all of our stock plans may not exceed $100,000. Options or portions thereof that exceed such limit will generally be treated as NSOs. No ISO may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power or that of any of our parent or subsidiary corporations unless (i) the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant and (ii) the term of the ISO does not exceed five years from the date of grant.

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Restricted Stock Unit Awards. Restricted stock unit awards will be granted under restricted stock unit award agreements adopted by the plan administrator. Restricted stock unit awards may be granted in consideration for any form of legal consideration that may be acceptable to our board of directors and permissible under applicable law. A restricted stock unit award may be settled by cash, delivery of stock, a combination of cash and stock as deemed appropriate by the plan administrator or in any other form of consideration set forth in the restricted stock unit award agreement. Additionally, dividend equivalents may be credited in respect of shares covered by a restricted stock unit award. Except as otherwise provided in the applicable award agreement, or other written agreement between us and the recipient approved by the plan administrator, restricted stock unit awards that have not vested will be forfeited once the participant’s continuous service ends for any reason.

Restricted Stock Awards. Restricted stock awards will be granted under restricted stock award agreements adopted by the plan administrator. A restricted stock award may be awarded in consideration for cash, check, bank draft or money order, past or future services to us or any other form of legal consideration that may be acceptable to our board of directors and permissible under applicable law. The plan administrator determines the terms and conditions of restricted stock awards, including vesting and forfeiture terms. If a participant’s service relationship with us ends for any reason, we may receive any or all of the shares of common stock held by the participant that have not vested as of the date the participant terminates service with us through a forfeiture condition or a repurchase right.

Stock Appreciation Rights. Stock appreciation rights will be granted under stock appreciation right agreements adopted by the plan administrator. The plan administrator determines the purchase price or strike price for a stock appreciation right, which generally cannot be less than 100% of the fair market value of our common stock on the date of grant. A stock appreciation right granted under the Plan vests at the rate specified in the stock appreciation right agreement as determined by the plan administrator. Stock appreciation rights may be settled in cash or shares of common stock or in any other form of payment as determined by the Board and specified in the stock appreciation right agreement.

The plan administrator will determine the term of stock appreciation rights granted under the Plan, up to a maximum of 10 years. If a participant’s service relationship with us or any of our affiliates ceases for any reason other than cause, disability or death, the participant may generally exercise any vested stock appreciation right for a period of three months following the cessation of service. This period may be further extended in the event that exercise of the stock appreciation right following such a termination of service is prohibited by applicable securities laws. If a participant’s service relationship with us, or any of our affiliates, ceases due to disability or death, or a participant dies within a certain period following cessation of service, the participant or a beneficiary may generally exercise any vested stock appreciation right for a period of 12 months in the event of disability and 18 months in the event of death. In the event of a termination for cause, stock appreciation rights generally terminate immediately upon the occurrence of the event giving rise to the termination of the individual for cause. In no event may a stock appreciation right be exercised beyond the expiration of its term.

Performance Awards. The Plan will permit the grant of performance awards that may be settled in stock, cash or other property. Performance awards may be structured so that the stock or cash will be issued or paid only following the achievement of certain pre-established performance goals during a designated performance period. Performance awards that are settled in cash or other property are not required to be valued in whole or in part by reference to, or otherwise based on, the common stock.

The performance goals may be based on any measure of performance selected by the board of directors. The performance goals may be based on company-wide performance or performance of one or more business units, divisions, affiliates or business segments, and may be either absolute or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Unless specified otherwise by the board of directors at the time the performance award is granted, the board will appropriately make adjustments in the method of calculating the attainment of performance goals as follows: (i) to exclude restructuring and/or other nonrecurring charges; (ii) to exclude exchange rate effects; (iii) to exclude the effects of changes to generally accepted accounting principles; (iv) to exclude the effects of any statutory adjustments to corporate tax rates; (v) to exclude the effects of items that are “unusual” in nature or occur “infrequently” as determined under generally accepted accounting principles; (vi) to exclude the dilutive effects of acquisitions or joint ventures; (vii) to assume that any portion of our business which is divested achieved performance objectives at targeted levels during the balance of a performance period following such divestiture; (viii) to exclude the effect of any change in the outstanding shares of our common stock by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change or any distributions to common stockholders other than regular cash dividends; (ix) to exclude the effects of stock based compensation and the award of bonuses under our bonus plans; (x) to exclude costs incurred in connection with potential acquisitions or divestitures that are required to be expensed under generally accepted accounting principles; and (xi) to exclude the goodwill and intangible asset impairment charges that are required to be recorded under generally accepted accounting principles.

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Other Stock Awards. The plan administrator may grant other awards based in whole or in part by reference to our common stock. The plan administrator will set the number of shares under the stock award (or cash equivalent) and all other terms and conditions of such awards.

Certain Adjustments. In the event of certain changes in our capitalization, to prevent diminution or enlargement of the benefits or potential benefits available under our Plan, the plan administrator will adjust the number and class of shares that may be delivered under our Plan and/or the number, class and price of shares covered by each outstanding award and the numerical share limits set forth in our Plan. In the event of our proposed liquidation or dissolution, the plan administrator will notify participants as soon as practicable and all awards will terminate immediately prior to the consummation of such proposed transaction.

Merger or Change in Control. Awards granted under the Plan may be subject to acceleration of vesting and exercisability upon or after a change in control (as defined in the Plan) as may be provided in the applicable stock award agreement or in any other written agreement between us or any affiliate and the participant, but in the absence of such provision, no such acceleration will automatically occur.

It is intended that any amounts payable under the Plan will either be exempt from Section 409A of the Code or will comply with Section 409A (including Treasury regulations and other published guidance related thereto) so as not to subject an employee to payment of any other additional tax, penalty or interest imposed under Section 409A of the Code.

Equity Compensation Plan Information

The following table sets forth information as of December 31, 2024 with respect to our common stock that may be issued under our incentive compensation plans and other option grants.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity Compensation Plans Approved by Security Holders	-	$-	-
Equity Compensation Plans Not Approved by Security Holders	1,027,292	3.98	672,708
Total	1,027,292	$3.98	672,708

Vote Required and Board of Directors’ Recommendation

Approval of the Plan Amendment Proposal requires the affirmative vote of the majority of shares of stock present, in person or by proxy, and entitled to vote. Abstentions and broker non-votes, if any, will have the same effect as a vote “AGAINST” the Plan Amendment Proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE PLAN AMENDMENT PROPOSAL.

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Proposal No. 3: The Auditor Ratification Proposal

The Audit Committee has appointed the firm of WithumSmith+Brown, PC (“WithumSmith+Brown”) as our independent registered public accounting firm to audit our financial statements for the current fiscal year, subject to the ratification of such appointment by our stockholders. Representatives of WithumSmith+Brown are expected to be present at the Annual Meeting and will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions.

Neither our bylaws nor other governing documents or law require stockholder ratification of the selection of WithumSmith+Brownas our independent registered public accounting firm. However, the Audit Committee is submitting the selection of WithumSmith+Brownto the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain such firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in our best interests and the best interests of our stockholders.

Fees and Services of Independent Registered Certified Public Accounting Firm

We incurred the following fees from WithumSmith+Brownfor the audit of our consolidated financial statements and for other services provided during the years ended December 31, 2024 and December 31, 2023.

(in thousands)	Year Ended December 31,
Fee Category	2024	2023
Audit fees (1)	$394	$310
Audit-related fees (2)	—	—
Tax fees (3)	—	—
All other fees (4)	—	—
Total fees	$394	$310

(1) Audit fees consist of fees incurred for professional services rendered for the audit of financial statements, for reviews of our interim consolidated financial statements included in our quarterly reports on Form 10-Q and for services that are normally provided in connection with statutory or regulatory filings or engagements.

(2) Audit-related fees consist of fees billed for professional services that are reasonably related to the performance of the audit or review of our financial statements but are not reported under “Audit fees.”

(3) Tax fees consist of fees billed for professional services relating to tax compliance, tax planning, and tax advice.

(4) All other fees consist of fees billed for services not associated with audit or tax.

All of the services described above were pre-approved by our Audit Committee. The Audit Committee concluded that the provision of these services by WithumSmith+Brown would not affect their independence.

Audit Committee’s Pre-Approval Policies and Procedures

The Audit Committee pre-approves all services, including both audit and non-audit services, provided by our independent registered public accounting firm. For audit services, each year the independent registered public accounting firm provides the Audit Committee with an engagement letter outlining the scope of the audit services proposed to be performed during the year, which must be formally accepted by the Audit Committee before the audit commences. The independent registered public accounting firm also submits an audit services fee proposal, which also must be approved by the Audit Committee before the audit commences. None of the fees for services described above under the captions “Tax Fees” or “All Other Fees” approved by the Audit Committee were approved pursuant to the exception provided by paragraph (c)(7)(i)(C) of Rule 2-01 of Regulation S-X.

Vote Required and Board of Directors’ Recommendation

Approval of the Auditor Ratification Proposal requires the affirmative vote of the majority of shares of stock present in person or represented by proxy and entitled to vote. Abstentions, if any, will have the same effect as a vote “AGAINST” the Auditor Ratification Proposal. We do not expect any broker non-votes on the Auditor Ratification Proposal because such proposal is considered a routine matter. If the appointment is not ratified, the matter will be referred to the Audit Committee for further review.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR”
THE APPROVAL OF THE AUDITOR RATIFICATION PROPOSAL.

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Corporate Governance

Composition of Our Board of Directors

Our board consists of six members, each of whom are members pursuant to the board composition provisions of our certificate of incorporation. There are no contractual obligations regarding the election of our directors. Our Nominating and Governance Committee and our board may therefore consider a broad range of factors relating to the qualifications and background of nominees.

Our Nominating and Governance Committee’s and our board’s priority in selecting board members is identification of persons who will further the interests of our stockholders through their established record of professional accomplishment, the ability to contribute positively to the collaborative culture among board members, knowledge of our business, understanding of the competitive landscape, professional and personal experiences, and expertise relevant to our growth strategy. Our directors hold office until their successors have been elected and qualified or until the earlier of their resignation or removal.

Election of Officers and Family Relationships

Our executive officers are appointed by, and serve at the discretion of, our board of directors. There are no family relationships among any of our directors or executive officers.

Code of Business Conduct and Ethics

Our board of directors has adopted a code of business conduct and ethics that will apply to all of our employees, officers and directors, including our Chief Executive Officer, Chief Financial Officer and other executive and senior financial officers. The full text of our code of business conduct and ethics is available on the investor relations page of our corporate website https://ir.highroller.com/corporate-governance/governance-documents. We intend to post any amendments to our code of business conduct and ethics, or any waivers thereto, on our corporate website, or in filings under the Exchange Act.

Director Independence

Our board of directors has undertaken a review of the independence of each director and considered whether each director has a material relationship with us that could compromise or impair such director’s ability to exercise independent judgment in carrying out his or her responsibilities. As a result of this review, our board of directors has determined that each of Kristen Britt, Jonas Martensson, and David Weild, are “independent directors” as defined under the applicable rules and regulations of the Securities and Exchange Commission, or SEC, and the listing requirements and rules of NYSE American.

Committees of the Board of Directors

Our board of directors has established an audit committee, a compensation committee and a nominating and governance committee, each of which will have the composition and responsibilities described below. Our board of directors will appoint a chair of each committee upon its establishment. Members will serve on these committees until their resignation or as otherwise determined by our board of directors.

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 Audit Committee

The members of our audit committee are David Weild, Kristen Britt and Jonas Martensson. Our board of directors has determined that each of these persons satisfies the requirements for independence and financial literacy under the rules and regulations of NYSE American and the SEC. Our board of directors has also determined that David Weild qualifies as an “audit committee financial expert,” as defined in the SEC rules, and satisfies the financial sophistication requirements of NYSE American. The audit committee will be responsible for, among other things:

●	appointing, overseeing, and if need be, terminating any independent registered public accounting firm

●	assessing the qualification, performance and independence of our independent registered public accounting firm;

●	reviewing the audit plan and pre-approving all audit and non-audit services to be performed by our independent registered public accounting firm;

●	reviewing our financial statements and related disclosures;

●	reviewing the adequacy and effectiveness of our accounting and financial reporting processes, systems of internal control and disclosure controls and procedures;

●	reviewing our overall risk management framework;

●	overseeing procedures for the treatment of complaints on accounting, internal accounting controls, or audit matters;

●	reviewing and discussing with management and the independent auditor the results of our annual audit, reviews of our quarterly financial statements and our publicly filed reports;

●	reviewing and approving related person transactions; and

●	preparing the audit committee report that the SEC requires in our annual proxy statement.

Our audit committee operates under a written charter, adopted by our board of directors, which satisfies the applicable rules and regulations of the SEC and the applicable listing standards of NYSE American.

Compensation Committee

The members of our compensation committee are Kristen Britt, Jonas Martensson and David Weild. Our board of directors has determined that each of these non-employee directors meets the requirements for independence under the rules of NYSE American and the SEC. The compensation committee will be responsible for, among other things:

●	reviewing the elements and amount of total compensation for all officers;

●	formulating and recommending any proposed changes in the compensation of our Chief Executive Officer for approval by the board;

●	reviewing and approving any changes in the compensation for officers, other than our Chief Executive Officer;

●	administering our equity compensation plans;

●	reviewing annually our overall compensation philosophy and objectives, including compensation program objectives, target pay positioning and equity compensation; and

●	preparing the compensation committee report that the SEC will require in our annual proxy statement.

Our compensation committee operates under a written charter, adopted by our board of directors, which satisfies the applicable rules and regulations of the SEC and the applicable listing standards of NYSE American.

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Nominating and Governance Committee

The members of our nominating and governance committee are Kristen Britt, Jonas Martensson and David Weild. Our board of directors has determined that each of these non-employee directors meets the requirements for independence under the rules of NYSE American for service on this committee. The nominating and governance committee will be responsible for, among other things:

●	evaluating and making recommendations regarding the composition, organization and governance of our board of directors and its committees,

●	identifying, recruiting and nominating director candidates to the board if and when necessary;

●	evaluating and making recommendations regarding the creation of additional committees or the change in mandate or dissolution of committees,

●	reviewing and making recommendations with regard to our corporate governance guidelines and compliance with laws and regulations, and

●	reviewing and approving conflicts of interest of our directors and corporate officers, other than related person transactions reviewed by the audit committee.

Our nominating and governance committee operates under a written charter adopted by our board of directors, which satisfies the applicable listing standards of NYSE American.

Compensation Committee Interlocks and Insider Participation

None of the prospective members of our compensation committee is or has been an officer or employee of our company. None of our executive officers currently serves, or in the past year has served, as a member of the compensation committee or director (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of any entity that has one or more executive officers who will serve on our compensation committee or our board of directors.

Meetings of our Board of Directors and Committees

During 2024, our board of directors held a total of 3 meetings. Each director attended 75% or more of the meetings of our board of directors and the committees of our board on which such director served.

Each regular meeting of our board of directors shall include an executive session at which no employee directors or other employees are present. If the non-employee directors include one or more directors who is not independent under the NYSE listing standards, the independent directors will themselves meet in executive session at least once per year. These executive sessions may include such topics as the non-employee or independent directors determine. During these executive sessions, the non-employee or independent directors shall have access to members of management and other guests as they may determine.

Attendance by Members of the Board of Directors at the Annual Meeting of Stockholders

We encourage each member of our board of directors to attend our annual meeting of stockholders. We completed our initial public offering in October 2024 and did not have an annual meeting of stockholders in 2024.

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Process for Sending Communications to the Board of Directors

Our board of directors has established a procedure that enables stockholders to communicate in writing with members of our board of directors. Any such communication should be addressed and sent to our Corporate Secretary at c/o High Roller Technologies, Inc., 400 South 4th Street, Suite 500-#390, Las Vegas, Nevada 89101. Any such communication must state, in a conspicuous manner, that it contains a stockholder communication and that it is intended for distribution to the entire board or to one or more members of our board, as applicable. All such stockholder communications will be forwarded to the director or directors to whom the communications are addressed. Under the procedures established by our board of directors, upon the Corporate Secretary’s receipt of such a communication, our Corporate Secretary will send a copy of such communication to each member of the Board or to the applicable director(s), identifying it as a communication received from a stockholder. Absent unusual circumstances, at the next regularly scheduled meeting of our board held more than two days after such communication has been distributed, our board will consider the substance of any such communication.

Code of Business Conduct and Ethics

Our board of directors has adopted a code of business conduct and ethics that will apply to all of our employees, officers and directors, including our Chief Executive Officer, Chief Financial Officer and other executive and senior financial officers. The full text of our code of business conduct and ethics is available on the investor relations page of our corporate website https://ir.highroller.com/corporate-governance/governance-documents. We intend to post any amendments to our code of business conduct and ethics, or any waivers thereto, on our corporate website, or in filings under the Exchange Act.

Insider Trading Policy

The Company has adopted an insider trading policy governing the purchase, sale, and/or other disposition of its securities by its directors, officers, employees and independent contractors that the Company believes is reasonably designed to promote compliance with insider trading laws, rules and regulations, and the exchange listing standards applicable to the Company.

Directors, executive officers, employees and other related persons may not buy, sell or engage in other transactions in the Company’s shares while aware of material non-public information; buy or sell securities of other companies while aware of material non-public information about those companies that they became aware of as a result of business dealings between the Company and those companies; or disclose material non-public information to any unauthorized persons outside of the Company. The policy also restricts trading and other transactions for a limited group of Company employees (including executives and directors) to defined window periods that follow the Company's quarterly earnings releases. A copy of such policy is filed as an exhibit to our Annual Report on Form 10-K for our fiscal year ended December 31, 2024. In addition, it is the Company’s intent to comply with applicable laws and regulations relating to insider trading.

Policies and Practices related to the Grant of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information (“MNPI”)

The Company has a strict policy of not issuing options or allowing its insiders to conduct stock trades at times, subject to any allowable trades that might occur pursuant to a 10b5-1 Trading Plan, where MNPI is known or a material transaction is anticipated to occur. Each insider and employee of the Company is required to read and sign the Company’s Insider Trading Policy, which prescribes certain set periods that prohibit insider trading. Other than as established for black-out periods associated with our quarterly and annual financial statement filings, our executive management will also issue notices of black-out trading periods if they are aware of material transactions which they anticipate closing.

The timing of equity award grants is determined with consideration to a variety of factors, including but not limited to, the achievement of pre-established performance targets, market conditions and internal milestones. The Company does not follow a predetermined schedule for the granting of equity awards; instead, each grant is considered on a case-by-case basis to align with the Company’s strategic objectives and to ensure the competitiveness of our compensation packages.

In determining the timing and terms of an equity award, the Board or the Compensation Committee may consider MNPI to ensure that such grants are made in compliance with applicable laws and regulations. The Board’s or the Compensation Committee’s procedures to prevent the improper use of MNPI in connection with the granting of equity awards include oversight by legal counsel and, where appropriate, delaying the grant of equity awards until the public disclosure of such MNPI.

The Company is committed to maintaining transparency in its executive compensation practices and to making equity awards in a manner that is not influenced by the timing of the disclosure of MNPI for the purpose of affecting the value of executive compensation. The Company regularly reviews its policies and practices related to equity awards to ensure they meet the evolving standards of corporate governance and continue to serve the best interests of the Company and its stockholders.

In the year ended December 31, 2024, no options were granted to our named executive officers within four business days prior to, or one business day following, the filing or furnishing of a periodic or current report by us that disclosed MNPI.

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Management

The following table sets forth the name, age and position of each of our executive officers.

Name	Age	Position
Executive Officers:
Seth Young	41	Chief Executive Officer
Adam Felman	34	Chief Financial Officer

The principal occupations for the past five years of each of our executive officers are as follows:

Executive Officers

Seth Young has served as our Chief Executive Officer since August 25, 2025. Mr. Young, previously served as the Company’s Chief Strategy Officer since April 2025. Prior to joining the Company, Mr. Young served as Chief Innovation Officer at PointsBet (ASX: PBH), from November 2018 to August 2021, where he was responsible for strategic corporate development efforts including fundraising, partnerships, government and regulatory affairs, product development, M&A initiatives, and more. Mr. Young previously served as Chief Operating Officer at FSG Digital from August 2021 to April 2025, and Executive Director of Online Gaming at Foxwoods Resort Casino from August 2016 to November 2018. Prior to those roles, Mr. Young helped pioneer the daily fantasy sports industry in the USA as Chief Operating Officer and Executive Director of Flower City Gaming, and served as the Director of Strategy for TexasHoldem.com from 2005 to 2009. Mr. Young currently serves on the board of directors for Kinectify, EQL Games, and Kindbridge Behavioral Health.

Mr. Young was the recipient of the Innovation Group’s 2018 Emerging Leaders of Gaming Award and was named to Global Gaming Business Magazine’s 40 Under 40 in the same year. Mr. Young holds a Bachelor’s degree in Political Science, with a double minor in Internet Studies and Legal Studies, from Brandeis University, and attended Harvard Business School for Mergers and Acquisitions, Strategy, Execution, and Post-Merger Management

              Adam Felman has served as our Chief Financial Officer since May 16, 2025. Mr. Felman previously served as Chief Financial Officer and Member of the Board of Directors of Digital Gaming Corporation, a leading online gaming company and B2B supplier. In 2023, Mr. Felman transitioned from private to public market operations following the sale of Digital Gaming Corporation to Super Group (NYSE: SGHC). From 2013 to 2017, Mr. Felman, a Chartered Accountant (ACA), was in practice at Hazlems Fenton LLP. Mr. Felman received Joint Honors in Mathematics and Business from Aston University in 2013.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information with respect to the beneficial ownership of our shares as of September 18, 2025 by (i) each person or entity known by us to own beneficially more than 5% of our outstanding shares; (ii) each of our directors and executive officers individually; and (iii) all of our executive officers and directors as a group.

Beneficial ownership is determined in accordance with the applicable rules and regulations of the SEC and includes voting or investment power with respect to our capital stock. Under such rules, beneficial ownership includes any shares over which the individual has the sole or shared voting power or investment power and any shares that the individual has the right to acquire within 60 days of September 18, 2025, through the exercise of stock options, warrants or other convertible securities or any other right. Shares of our common stock that a person has the right to acquire within 60 days of September 18, 2025 are deemed outstanding for purposes of computing the percentage ownership of the person holding such rights but are not deemed outstanding for purposes of computing the percentage ownership of any other person (except with respect to the percentage ownership of all directors and executive officers as a group). All of our shareholders, including the shareholders listed below, have the same voting rights attached to their shares of common stock. Unless otherwise noted below, each director’s, officer’s and shareholder’s address is care of High Roller Technologies, Inc., 400 South 4th Street, Suite 500-#390, Las Vegas, Nevada 89101.

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Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Common Stock Beneficial Ownership
Holders of more than 5% of our voting securities:
Cascadia Holdings Limited (1)	2,588,395	30.52%
OEH Invest AB (2)	1,960,631	23.11%
Spike Up Media A.B. (3)	804,503	9.48%
Legendman Investments Limited (4)	503,731	5.94%
Directors and Executive Officers who are not 5% holders:
Michael Cribari	46,052 (1)(3)(8)	(1)(3)(8)
Brandon Eachus	89,968 (1)(3)(8)	(1)(3)(8)
Seth Young	2,255	*
Adam Felman	5,050	*
Kristin Britt (5)	16,318	*
Daniel Bradtke (6)	164,284	1.94%
Jonas Martensson (7)	10,000	*
All directors and executive officers as a group (7 persons) (8)	378,906	4.47%

* Less than 1%

(1) Cascadia is owned by Michael Cribari and Brandon Eachus who are directors of the Company, and by Jeffrey Smith, who may be deemed to have joint voting and joint dispositive power over the shares held by Cascadia.

(2) Oskar Hornell, an individual residing in Sweden, is the sole beneficial owner of OEH Invest AB and has ultimate voting and dispositive control over the shares of common stock held by OEH Invest AB. OEH sold 454,903 shares of common stock to Cascadia effective June 2022 and received a pledge of those securities as security for the balance owing on that purchase.

(3) Includes 732,388 shares of common stock, after giving effect to 100,579 shares received as part of the Happy Hour Distributions (defined in note 4 below) and 39,172 shares of common stock issuable upon exercise of warrants. See “Certain Relationships and Related Party Transactions.” Spike Up Media A.B. is a subsidiary of Ellmount Interactive A.B. which is owned by Cascadia and OEH. Michael Cribari, Brandon Eachus, and Jeffrey Smith as owners of Cascadia and Oskar Hornell as owner of OEH, may be deemed to have joint voting and joint dispositive power over the shares of common stock of the Company held by Spike Up Media.

(4) Robin Reed, a former director of the Company, is the sole beneficial owner of Legendman Investments Limited (“Legendman”) and has sole voting and dispositive power over the shares held by Legendman. In August 2024 Happy Hour Entertainment Holdings Ltd distributed to its equity holders, including Legendman, all shares of the Company owned by Happy Hour (the “Happy Hour Distributions”). Legendman’ s shares listed in this table were received as part of the Happy Hour Distributions.

(5) Includes an option to purchase 16,318 shares of common stock of the Company.

(6) Includes 119,305 shares received as part of the Happy Hour Distributions and an option to purchase 10,000 shares of common stock of the Company.

(7) Includes an option to purchase 10,000 shares of common stock of the Company.

(8) Number of shares includes joint beneficial ownership by Michael Cribari and Brandon Eachus, directors of the Company, of shares of common stock of the Company held by Cascadia and indirect joint beneficial ownership of shares of common stock of the Company held by Spike Up Media. See footnotes (1) and (3) above.

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Executive Compensation

All of our current named executive officers will be eligible to participate in our employee benefit and insurance plans, in each case on the same basis as all of our other employees. The following table sets forth information regarding each element of compensation (in thousand) that was paid or awarded to the named executive officers of the Company for the years ended December 31, 2024 and 2023.

					All Other
		Salary	Bonus	Stock	Compensation	Total
Name and Principal Positions	Year	($)	($)	Awards (3)	($)	($)

Michael Cribari
Former Chief Executive Officer (1)	2024	—	—	—	—	—
	2023	—	—	—	—	—
Ben Clemes
Former Chief Executive Officer (2)	2024	246	—	1,423	18	1,687
	2023	—	—	—	—	—
Idan Levy
Chief Executive Officer, Ellmount Entertainment Ltd (4)	2024	146	35	—	—	181
	2023	351	85	993	—	1,429

Matt Teinert
Former Chief Financial Officer (5)	2024	200	36	927	18	1,181

(1) Mr. Cribari was succeeded by Ben Clemes as Chief Executive Officer effective January 2024.

(2) Mr. Clemes resigned as Chief Executive Officer effective August 31, 2025.

(3) Amounts reported represent the aggregate grant date fair value of all equity awards made in the applicable year as computed in accordance with FASB ASC Topic 718. Such grant date fair values do not take into account any estimated forfeitures related to service-based vesting conditions and these amounts do not necessarily correspond to the actual value that may be recognized by the executives from these awards. The Company amended Mr. Levy’s stock option agreement on March 8, 2023, to provide for restricted stock units in lieu of the stock options awarded in 2022. See “Employment Agreements.”

(4) Idan Levy was appointed Chief Executive Officer of Ellmount Entertainment Ltd effective May 2022 and resigned effective April 2, 2024.

(5) Mr. Teinert resigned as Chief Financial Officer effective May 16, 2025.

Compensation Clawback Policy

In March 2024 our board of directors adopted a Compensation Clawback Policy in accordance with applicable NYSE American rules (the “Clawback Policy”). The Clawback Policy provides that we will recover reasonably promptly the amount of erroneously awarded incentive-based compensation to any current or former executive officers in the event that the Company is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period

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Employment Agreements

In May 2022 we entered into an employment agreement with Idan Levy by which Mr. Levy was appointed Chief Executive Officer of our operating subsidiaries, effective September 1, 2022, at a base gross salary of 320 thousand euros per year with a guaranteed annual bonus of 30 thousand euros. Under the terms of the employment agreement Mr. Levy was entitled to a performance bonus of up to 30% of his annual salary subject to our achieving 10% revenue growth and EBITDA per calendar quarter. Mr. Levy is entitled to participate in regular health insurance and other employee benefit plans as established by us. Effective September 1, 2022 we also granted Idan Levy a non-qualified stock option to:

●

purchase up to 55,599 shares of common stock at the initial public offering price which shall vest in twelve installments of three months each commencing on the one-year anniversary of the grant date; and

●

purchase up to an additional 55,599 shares of common stock at the Exercise Price, with vesting subject to the Company’s accomplishing the following annual milestones; (i) 18,533 options shall vest upon our reporting net revenue of at least $50 million for the year ending December 31, 2023, (ii) 18,533 options shall vest upon reporting net revenue of at least $100 million for the rear ending December 31, 2024 and (iii) 18,533 options shall vest upon our reporting net revenue of at least $150 million for the year ending December 31, 2025. To the extent that an annual milestone is not met in either the year ending December 31, 2023 or the year ending December 31, 2024, the annual milestone options shall also vest if the annual milestones are met on a cumulative basis in the subsequent year or years.

In March 2023, we amended Mr. Levy’s stock option agreement to provide him with 55,559 restricted stock units, or RSUs, in lieu of options, of which 17,375 RSUs vested as of December 31, 2023. Thereafter, commencing January 2024 his remaining 38,184 RSUs shall vest in equal monthly installments over the successive 33 months. An additional 55,599 RSUs shall vest as follows: (i) 18,533 RSUs upon Company generating net gaming revenue, or NGR, of at least 31 million euro for the fiscal year ended December 31, 2023, (ii) 18,533 upon Company generating NGR of at least 91 million Euro for the fiscal year ended December 31, 2024 and (iii) 18,533 upon Company generating NGR of at least 150 million Euro for the fiscal year ended December 31, 2025. To the extent that an annual NGR milestone was not met in either the fiscal year ended December 31, 2023 or the fiscal year ended December 31, 2024, these milestone-based RSUs would nevertheless vest if the annual NGR milestones are met on a cumulative basis in any subsequent year or years provided that these RSUs which have not met the milestone vesting criteria as of December 31, 2025 shall expire and have no further validity. We have defined “net gaming revenue” to mean customer derived revenue from all of our online sites after customer wins, bonuses, promotions as determined by generally accepted accounting principles in the United States. Effective April 2, 2024 Mr. Levy resigned from all positions with our operating subsidiaries. As part of our separation agreements, we agreed to pay Mr. Levy 88 thousand Euros, inclusive of accrued bonus, plus accrued vacation leave and to affirm the vesting of a total additional 2,316 RSUs for the months of April and May 2024. All remaining unvested RSUs under his agreements with us terminate and have no further validity. See “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters.”

Effective May 18, 2023, we entered into an offer letter with Matt Teinert by which he was appointed our Chief Financial Officer at a base salary of $200 thousand with an annual cash bonus of $20 thousand and an additional quarterly cash bonus of $5 thousand based on certain performance indicators. Mr. Teinert was also granted a stock option to purchase 30,000 shares of our common stock at a strike price of $6.33 and 10,000 time-based restricted stock units, subject to continued service. One third of the options and units shall vest May 1, 2024 and the remainder vests ratably quarterly over the two years following the initial vest. Mr. Teinert is entitled to participate in regular health insurance and other employee benefit plans as established by us and pending our establishment of a group health plan we have agreed to provide him with a health insurance allowance of up to $2 thousand per month. Mr. Teinert’s employment is not for a specific term, is “at will” and either we or he may terminate the employment relationship with or without cause at any time.

Effective December 5, 2023, we entered into an offer letter with Ben Clemes by which he was appointed our Chief Executive Officer at a base salary of $246 thousand, payment of which has been deferred until June 30, 2024. Mr. Clemes will also be eligible to receive awards in an annual cash bonus program the terms of which will be determined by the Board of Directors in its sole discretion.

Effective January 1, 2024, the Company hired Ben Clemes to serve as its Chief Executive Officer. In connection with his employment, the Company issued 121,623 RSUs vesting as follows: (i) 15,203 on January 1, 2024, (ii) 15,203 on February 12, 2024, (iii) 10,135 in equal annual installments on each of January 1, 2025, 2026 and 2027, respectively, (iv) 30,406 upon the Company generating specified net gaming revenue targets for the year ending December 31, 2024, and (v) 30,406 upon the Company generating specified net gaming revenue targets for the year ending December 31, 2025.

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All of Mr. Clemes’ unvested RSUs shall vest on earlier of (i) a change of control of the Company or (ii) if, in connection with our closing of an acquisition of a gaming license, domain name, iGaming assets such as those related to lotteries, sports betting, and other similar operations, whether in the nature of B2B or B2C, the parties mutually agree that Mr. Clemes shall step down as Chief Executive Officer in favor of a successor. Except as explicitly noted his offer letter, unvested RSUs shall expire and be of no further validity upon Mr. Clemes ceasing to be our Chief Executive Officer. Moreover, we agreed that the Company shall retain the right to repurchase Mr. Clemes’ vested RSUs for $50 thousand if the Company has not completed its initial public offering within 60 days after he has ceased to be our Chief Executive Officer.

For the purpose of Mr. Clemes offer letter “change of control” shall mean any “person” (as the term is used in Rule 13d-5 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or “group” (as defined in Sections 3(a)(9) and 13(d)(3) of the Exchange Act), other than current principal shareholders of the Company, persons or entities affiliated with them, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of voting securities of Company, representing 50% or more of Company’s outstanding voting securities entitled to vote generally in the election of directors of the Company.

Mr. Clemes is entitled to participate in regular health insurance and other employee benefit plans as established by us and pending our establishment of a group health plan we have agreed to provide him with a health insurance allowance of up to $2 thousand per month. Mr. Clemes’ employment is not for a specific term, is “at will” and either we or he may terminate the employment relationship with or without cause at any time.

Non-Equity Incentive Plan Compensation

We do not provide a non-equity compensation plan for our employees.

Outstanding Equity Awards at Fiscal Year End

The following table discloses information regarding outstanding equity awards granted or accrued as of December 31, 2024, for our named executive officers.

Outstanding Equity Awards
(dollars in thousands)	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Vested	Number of Securities Underlying Unexercised Options (#) Unvested	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)	Market Value of Shares or Units of Stock that have not Vested ($)
Ben Clemes (Former Chief Executive Officer)	—	200	5.2	12/19/2034	105	461
Matthew Teinert (Former Chief Financial Officer)	15	15	6.33	1/17/2034	55	240
Matthew Teinert (Former Chief Financial Officer)	0	150	5.2	12/19/2034	—	—

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Non-Employee Director Compensation

Director Compensation

At December 31, 2024, we have accrued an aggregate of $23 thousand for the services of certain non-officer members of our board of directors which was charged to general and administrative expenses during the year ended December 31, 2024 Beginning July 1, 2024, each of our non-officer directors are entitled to receive an annual retainer of $36,000 for their services on the board of directors. The chairman of our board will receive an additional annual retainer of $35 thousand. In addition to the annual retainer, the compensation of each non-officer board member will consist of committee service payments (payable quarterly in arrears) as follows:

●	Audit Committee Chair $15 thousand
●	Audit Committee Member $8 thousand
●	Compensation Committee Chair $10 thousand
●	Compensation Committee Member $5 thousand
●	Nominating and Governance Chair $7 thousand
●	Nominating and Governance Member $4 thousand

In addition to cash compensation, the Company has provided each of its non-officer directors options to acquire 15,000 shares of common stock exercisable at $5.20 per share and having a ten-year term vesting on October 31, 2025. The Company intends to establish an equity-based compensation program for its non-employee independent directors in the future.

The following table sets forth the summary compensation information (in thousands) for each of our non-employee directors for the fiscal year ended December 31, 2024:

DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Daniel Bradtke	36	—	87	—	—	—	123
Kristen Britt	40	—	87	—	—	—	127
Jonas Martensson	39	—	87	—	—	—	126
Michael Cribari	12	—	49	—	—	—	61
Brandon Eachus	6	—	49	—	—	—	55
David Wield	6	—	48	—	—	—	54

Directors Service Contracts

There are no arrangements or understandings between us, on the one hand, and any of our directors, on the other hand, providing for benefits upon termination of their employment or service as directors of our Company.

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Certain Relationships and Related Party Transactions

The following is a description of transactions or series of transactions since January 1, 2022 or any currently proposed transaction, to which we were or are to be a participant and in which the amount involved in the transaction or series of transactions exceeds $120 thousand, and in which any of our directors, executive officers or persons whom we know hold more than five percent of any class of our capital stock, including their immediate family members, had or will have a direct or indirect material interest, other than compensation arrangements with our directors and executive officers.

As of October 21, 2021, Happy Hour Solutions Ltd., a company registered in Cyprus, the holder of an Estonian gaming license and a subsidiary of Happy Hour Entertainment Ltd., one of our principal shareholders, entered into a Services Agreement with HR Entertainment Ltd., a company registered in the British Virgin Islands, whereby Happy Hour Solutions would provide gaming and technical and solutions, as well as hosting and cloud services, customer services, management information systems and other operational services for HR Entertainment. Pending receipt of an Estonian gaming license for which we intend to apply, we entered into several agreements with Happy Hour Solutions Ltd., including:

●	a Domain License Agreement, dated January 1, 2022 (which we refer to as the “Effective Date”), that gives Happy Hour Solutions the right to use our domain;
●	a Nominee Agreement, dated as of the Effective Date, which allows Happy Hour Solutions to, among other business solutions, process payments made on the aforementioned domain and allows us to host, manage, administer, operate and support, and enter into contracts in the ordinary course of business in the name of Happy Hour Solutions; and
●	in March 2024 an Online Gaming Operations Agreement, by which as further described therein we continue to supply Happy Hour Solutions, with services that commenced as of the Effective Date, related to the operation of an online casino primarily through our existing personnel, technical solutions, and commercial relationships while utilizing the Happy Hour Solutions Estonian gaming license and to recognize the revenues generated thereof as agreed upon by the parties.

We were formed as a Delaware corporation in December 2021 and issued 4,549,026 shares of our common stock to Ellmount Interactive AB, a corporation organized in Sweden (“Ellmount Interactive”). Ellmount Interactive assigned to us, for a nominal consideration, 100% of the shares of its wholly owned subsidiary, Ellmount Entertainment Ltd, a corporation registered in Malta, which owned and operated our legacy iGaming operations under the Casino Room domain name. Ellmount Interactive effective December 30, 2021 assigned these 4,549,026 shares to its shareholders, OEH Invest A.B, a corporation organized in Sweden, and Cascadia Holdings Ltd., a corporation registered in Malta. OEH Invest is beneficially owned by Oskar Hornell and Cascadia Holdings is beneficially owned by our founders, Brandon Eachus, Michael Cribari and Jeffrey Smith. See “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters.”

In 2021 Spike Up Media AB, a Swedish corporation wholly owned by Ellmount Interactive, our former parent, entered into a domain license agreement by which Spike Up Media was the licensor and HR Entertainment, Ltd, a BVI corporation, was licensee of the domain name “HighRoller.com.” HR Entertainment agreed to purchase the domain name for €3.0 million ($3.2 million), which shall be paid in arrears each calendar quarter in an amount equaling 2% of the licensee’s net revenue. Licensee may pay the balance owing on the purchase price in cash at any time. Quarterly payments commenced as of April 1, 2022 with respect to revenue generated in the calendar quarter ended March 31, 2022. As of December 31, 2024 and 2023, the total amount due to Spike Up includes$1.9 million and $2.7 million, respectively, related to the HighRoller.com domain name purchase.

For the years ended December 31, 2024 and 2023, the Company generated revenues of $3.6 million and $1.1 million respectively, related to the services performed for Interactive and Spike Up for the Company, which was included in net revenues in the consolidated statements of operations.

For the years ended December 31, 2024 and 2023, the Company recognized $737 thousand and $1.6 million, respectively, for marketing and other operating costs performed by Spike Up on behalf of the Company, which was included in advertising and promotion in the consolidated statements of operations. For the years ended December 31, 2024 and 2023, the Company also incurred other costs from Spike Up that were included in the consolidated statement of operations, consisting of $621 thousand and $459 thousand included in general and administrative expenses, $2.6 million and $4.2 million included in direct operating costs, and respectively.

For the years ended December 31, 2024 and 2023, the Company recognized an immaterial amount in both periods for services performed by Interactive for the Company which was included in general and administrative expenses in the consolidated statements of operations.

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Pursuant to that certain Securities Acquisition Agreement dated February 25, 2022 the Company acquired 3,500 shares of capital stock constituting 35% of the outstanding shares of HR Entertainment from Happy Hour in exchange for (i) 505,447 shares of our common stock and (ii) a further earnout consideration of 505,447 shares of our common stock provided that and subject to our online gaming brands and casino operations shall have achieved the equivalent of €1.5 million ($1.62 million) net gaming revenue with profitability generated for at least three consecutive months prior to the one year anniversary of the closing date that was to occur no later than five business days after the date of the agreement. The agreement defined “net gaming revenue” to mean customer derived revenue from all online sites after customer wins, bonuses, promotions as determined by U.S. GAAP. The Company has determined that the terms of the earnout requirements have been met as of September 30, 2022. By further agreement of the parties Happy Hour and the Company have adjusted the earnout consideration retroactively to 758,172 shares of common stock to reflect the original intent of the parties to provide Happy Hour with a 20% interest in High Roller upon achievement of the earnout terms.

Spike Up Media LLC is a wholly owned subsidiary of Spike Up Media AB, which is a wholly owned subsidiary of Ellmount Interactive AB. Cascadia Holdings LTD and OEH Invest AB own 66.9% and 33.1% of Ellmount Interactive AB respectively. Jeffrey Smith, Brandon Eachus and Michael Cribari own 30.43%, 30.43% and 39.14% of Cascadia Holdings LTD respectively. OEH Invest AB is a wholly owned subsidiary of OEH Forvaltning AB whose sole equity holder is Oskar Hornell. WKND is a wholly owned subsidiary of Happy Hour Entertainment Holdings Ltd. Daniel Bradtke, one of our directors, is the chief financial officer and a shareholder of Happy Hour Entertainment Holdings. Spike-Up Media owns less than 10% of Happy Hour Entertainment Holdings. Please see the Group Ownership Structure chart on page 5 for additional information.

In or about early March 2022 Spike Up Media transferred 6,500 shares of HR Entertainment to Ellmount Interactive which later that month assigned and transferred to us, for a nominal consideration of $7 thousand, all its right title and interest in 6,500 shares of capital stock constituting 65% of the outstanding shares of HR Entertainment. As a result of our acquiring these shares from Ellmount Interactive and Happy Hour we own 100% of HR Entertainment. Prior to completion of the March 2022 transfer of shares, during January and February 2022, Spike Up Media paid approximately €600 thousand ($636 thousand), to HR Entertainment Ltd. as an investment.

Effective June 30, 2022, the Company granted Spike Up Media warrants to purchase 39,172 shares of common stock at a strike price of $2.37 per share. Spike Up Media may exercise these warrants at any time through 5:00 p.m. Pacific time on June 30, 2027.

In June 2023 the Company entered into a debt conversion agreement with Ellmount Interactive A.B. and Spike Up Media A.B. pursuant to which we issued 631,809 shares of common stock, at $7.91 per share, to Spike Up in exchange for $5.0 million that we owed to Spike Up through June 30, 2023 for services provided to our subsidiary, HR Entertainment Ltd. Following this issuance, we owed Spike Up a balance of approximately $421 thousand that was paid in the ordinary course of business.

On June 6, 2024, the Company entered into interest free short-term unsecured loans with existing shareholders for $500 thousand. The loans were due and payable on or before December 31, 2024. If not paid on or before maturity the notes will accrue interest at a rate of 10% per year from the date of funds receipt. On October 28, 2024 $35 thousand of the loan was repaid, on December 20, 2024 $375 thousand of the loan was converted to common stock and the remaining balance of the loan was paid back on January 3, 2025.

Based on our experience in the business sectors in which we operate and the terms of our transactions with unaffiliated third parties, we believe that all of the transactions with affiliated parties described above were on terms which were no less favorable than those we could have obtained from parties not related to us. Our board of directors adopted a written related person transaction policy, effective March 12, 2025, setting forth the policies and procedures for the review and approval or ratification of related person transactions. This policy will cover, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we were or are to be a participant, where the amount involved exceeds $120 thousand and a related person had or will have a direct or indirect material interest, including without limitation purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person. In reviewing and approving any such transactions, our audit committee is tasked to consider all relevant facts and circumstances, including but not limited to whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction with an unrelated third party and the extent of the related person’s interest in the transaction. All of the transactions described in this section occurred prior to the adoption of this policy.

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Report of the Audit Committee

The Report of the Audit Committee does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date of this Proxy Statement and irrespective of any general incorporation language in those filings, except to the extent that the Company specifically incorporates the Report of the Audit Committee by reference therein.

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2024 with our management. The Audit Committee has also reviewed and discussed with WithumSmith+Brown, PC, our independent registered public accounting firm, the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board, or the PCAOB. The Audit Committee has also received the written disclosures and the letter from WithumSmith+Brown, PC required by the applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence and has discussed with WithumSmith+Brown, PC its independence. Based on the foregoing, the Audit Committee has recommended to our board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 for filing with the SEC.

The Audit Committee:

David Weild IV, Chair

Kristen Britt

Jonas Martensson

Shareholder Proposals for Next Annual Meeting

Stockholders interested in presenting a proposal to be considered for inclusion in the proxy statement relating to the 2026 annual meeting of stockholders may do so by following the procedures prescribed in Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). To be considered for inclusion, stockholder proposals must be submitted in writing to High Roller Technologies, Inc., 400 South 4th Street, Suite 500-#390, Las Vegas, Nevada 89101, Attention: Corporate Secretary, before June 9, 2026, 2026, which is 120 calendar days prior to the anniversary of the mailing date of this Proxy Statement. Any such proposal must meet the requirements of the Bylaws and all applicable laws and regulations.

Any stockholder who wishes to have a proposal considered at the 2026 annual meeting of stockholders, or to nominate a director for election at that meeting, but not submitted for inclusion in the proxy statement relating to that meeting, must give advance notice to us prior to the deadline for such meeting. In order for a proposal or nomination to be timely, it must be received by us no earlier than 120 days prior to the anniversary date of the Annual Meeting, or July 20, 2026, and no later than 90 days prior to the anniversary of the Annual Meeting, or August 19, 2026. In the event the 2026 annual meeting of stockholders is being held more than 30 days before or more than 70 days after the anniversary of the Annual Meeting. The submission of a stockholder proposal does not guarantee that it will be presented at the annual meeting. Stockholders interested in submitting a proposal are advised to contact knowledgeable legal counsel with regard to the detailed requirements of applicable federal securities laws and the Company’s bylaws, as applicable.

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Householding

Householding is a program adopted by the SEC that permits companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for annual reports, proxy statements and the notices of internet availability of proxy materials sent to multiple stockholders of record who have the same address by delivering a single annual report, proxy statement or notice of internet availability of proxy materials to that address. Householding is designed to reduce a company’s printing costs and postage fees. Brokers with account holders who are stockholders of our company may be householding our proxy materials. If your household participates in the householding program, you will receive one Notice of Internet Availability of Proxy Materials. If you are a beneficial holder, you can request information about householding from your broker, bank or other nominee. If at any time you no longer wish to participate in householding and would prefer to receive a separate proxy statement, annual report or notice of internet availability of proxy materials, please notify your broker if your shares are held in a brokerage account or us if you are a stockholder of record. You can notify us by sending a written request to High Roller Technologies, Inc., 400 South 4th Street, Suite 500-#390, Attention: Secretary. In addition, we will promptly deliver, upon written request to the address above, a separate copy of the Annual Report, this Proxy Statement and the Notice of Internet Availability of Proxy Materials to a stockholder at a shared address to which a single copy of the documents was delivered.

If you receive more than one Notice of Internet Availability of Proxy Materials, this means that you have multiple accounts holding common stock with brokers and/or our transfer agent. Please vote all of your shares by following the instructions included on each Notice of Internet Availability of Proxy Materials. Additionally, to avoid receiving multiple sets of proxy materials in the future, we recommend that you contact Broadridge Financial Services, Inc. at www.proxyvote.com or (800) 579-1639 to consolidate as many accounts as possible under the same name and address. If you are a beneficial holder, please call your broker for instructions.

Where to Get Additional Information

As a reporting company, we are subject to the informational requirements of the Exchange Act, and accordingly, we are required to file our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, proxy statements, and other information with the SEC. As an electronic filer, our public filings are maintained on the SEC’s website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. In addition, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act may be accessed free of charge through our website as soon as reasonably practicable after we have electronically filed such material with, or furnished it to, the SEC. Our SEC filings are available to the public at the SEC website at www.sec.gov.

Other Matters

As of the date of this Proxy Statement, our board of directors is not aware of any matters, other than those stated above, that may be brought before the Annual Meeting. The persons named in the enclosed form of proxy or their substitutes will vote with respect to any such matters in accordance with their best judgment.

By Order of the Board of Directors:

Seth Young

Chief Executive Officer

October 3, 2025

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (excluding exhibits) is available without charge upon written request to: High Roller Technologies, Inc., 400 South 4th Street, Suite 500-#390, Attention: Secretary. Our Annual Report on Form 10-K is not incorporated into this Proxy Statement and is not considered proxy soliciting material. Our Annual Report on Form 10-K is also available online at https://ir.highroller.com/sec-filings/annual-reports.

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Annex A

AMENDMENT
TO
2024 EQUITY INCENTIVE PLAN OF

HIGH ROLLER TECHNOLOGIES, INC.
(Adopted January 31, 2024, and ratified by Stockholders on January 31, 2024)

Section 4.1 Number of Shares. Subject to adjustment, as provided in Section 4.3, the total number of Shares available for grant under the Plan shall be 4,200,000 (the “Total Share Reserve”). Shares granted under the Plan may be authorized but unissued Shares or reacquired Shares bought on the market or otherwise. Subject to adjustment, as provided in Section 4.3, the entirety of the Total Share Reserve may be issued pursuant to the exercise of Incentive Stock Options (the “ISO Limit”).

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Please Vote, Sign, Date and Return Promptly in the Enclosed Envelope.

Annual Meeting of Stockholders Proxy Card - High Roller Technologies, Inc.

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THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH DIRECTOR NOMINEE AND "FOR" PROPOSALS 2 AND 3.

☐ FOR ALL NOMINEES LISTED BELOW (except as marked to the contrary below) ☐ WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES LISTED BELOW

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ONE OR MORE INDIVIDUAL NOMINEES STRIKE A LINE THROUGH THE NOMINEES' NAMES BELOW:

01 Michael Cribari 02 Brandon Eachus 03 Daniel Bradtke
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☐ FOR ☐ AGAINST ☐ ABSTAIN

☐ FOR ☐ AGAINST ☐ ABSTAIN

Date **Signature** **Signature, if held jointly**

__________ __________ __________

Note: This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by a duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by an authorized person.

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Proxy Statement and the Company's 2024 Annual Report on Form 10-K are available at:

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▼ DETACH PROXY CARD HERE TO VOTE BY MAIL ▼

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned appoints Seth Young and Adam Felman, and each of them, attorneys and agents with full power of substitution, is hereby authorized to vote all of the shares of common stock of High Roller Technologies, Inc. (the "Company") which the undersigned would be entitled to vote, if personally present, at the upcoming Annual Meeting of Stockholders of the Company scheduled to be held in a virtual meeting format on November 17, 2025, at 12:00 p.m., Eastern Time.

This proxy when properly executed and returned will be voted in the manner directed by the undersigned stockholder. If no direction is indicated with respect to the proposals on the reverse, this proxy will be voted in accordance with the recommendations of the Board of Directors of the Company. The proxies are also authorized to vote upon such other matters as may properly come before the Annual Meeting in accordance with their discretion.

Electronic Delivery of Future Proxy Materials. If you would like to reduce the costs incurred by High Roller Technologies, Inc. in mailing materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via email or the internet. To sign up for electronic delivery, please provide your email address below and check here to indicate you consent to receive or access proxy materials electronically in future years.

Email Address: ______________________________ ☐

PLEASE INDICATE YOUR VOTE ON THE REVERSE SIDE

(Continued and to be signed on Reverse Side)

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